UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2018, Chanticleer Holdings, a Delaware corporation (“Chanticleer”), entered into an amendment to its 8% debentures with the debenture holders, extending the maturity date of the debentures to March 31, 2020; provided, if 50% of the principal balance of the debentures is not paid on or prior to December 31, 2019, holders of debentures in the aggregate principal amount greater than $3 million, acting together, may, upon 15 days’ written notice to Chanticleer, demand full and immediate payment of the debentures. As part of the transaction, each holder received new warrants to purchase that number of shares of common stock equal to 20% of the principal amount of such holder’s debenture (for an aggregate of warrants to issue an additional 1,200,000 shares of common stock). The new warrants have an exercise price of the greater of $2.25, are not exercisable for a period of six months and will otherwise be substantially identical to the original warrants issued to the holders on May 4, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 2.01 are incorporated herein by this reference.

Item 3.02 Unregistered Sale of Equity Securities

The disclosures set forth in Item 2.01 are incorporated herein by this reference. The issuance of the warrants is exempt from registration provisions of the Securities Act of 1933, as amended pursuant to Section 4(a)(2).

The description of the transaction documents contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the transaction documents. Copies of the transaction documents will be filed as exhibits to the company’s Annual Report on Form 10-K for the annual period ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: January 4, 2019	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer